SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

Cincinnati Bell Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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Attached hereto is a letter distributed on April 20, 2018 by Cincinnati Bell Inc. to its employees in connection with its 2018 Annual Meeting of Shareholders.

E-MAIL TO ALL CINCINNATI BELL EMPLOYEES

From: Corporate Communications

Subject Line: Cincinnati Bell Shareholders: Important Reminder Regarding Your Proxy Vote

To:  All Employees

As you may be aware, our annual meeting of Shareholders is scheduled May 1, 2018 and we are encouraging all our shareholders to vote their shares for all four proposals presented, with particular attention paid to Proposal 1 - the election of our nine Board of Director nominees:

o	Phillip R. Cox
o	John W. Eck
o	Leigh R. Fox
o	Jakki L. Haussler
o	Craig F. Maier
o	Russel P. Mayer
o	Theodore H. Torbeck
o	Lynn A. Wentworth
o	Martin J. Yudkovitz

You may have also seen the press release we issued earlier this week regarding the opposition to some of our director nominees by a shareholder known as GAMCO.

If you own shares of Cincinnati Bell stock directly, through a broker or investment firm, and/or in your 401k Plan, you recently received an annual report and WHITE proxy card.  If you are a participant in the 401k Plan, you may have also received a second follow-up WHITE proxy card from Fidelity.

Our Board of Directors and our Management Team encourage you to vote only the WHITE proxy card and to VOTE FOR ALL of the Company’s director nominees standing for election at the annual meeting of shareholders to be held on May 1, 2018.

Both Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”), leading independent proxy advisory firms, also recommend that Cincinnati Bell shareholders vote the WHITE proxy card FOR ALL the Company’s highly qualified and experienced director nominees.

You may also receive proxy materials and a blue proxy card sent on behalf of GAMCO, urging you to vote for their Board candidates. We strongly urge you not to return any blue proxy card for any reason, even as a protest against GAMCO’s actions.

If you haven’t already done so, please vote your shares as soon as possible on the WHITE proxy card.  Your vote is extremely important, no matter how many or how few shares you own. We are urging our shareholders to follow our Board’s, our executives’, ISS’ and Glass Lewis’ recommendations and vote FOR ALL the Company’s director nominees – Phillip R. Cox, John W. Eck, Leigh R. Fox, Jakki L. Haussler, Craig F. Maier, Russel P. Mayer, Theodore H. Torbeck, Lynn A. Wentworth and Martin J. Yudkovitz – on the WHITE proxy card today.

Shareholders can vote by completing, dating and signing the Company-provided WHITE proxy card, or by telephone or the internet by following the instructions on the WHITE proxy card. Shareholders are urged to discard any blue proxy card or voting instruction card they may receive from GAMCO.

Shareholders who have already returned a blue proxy card can change their vote by signing, dating and returning a WHITE proxy card today. Only the latest-dated proxy card counts.

If you have questions or need assistance voting your shares please contact:

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-877-456-3402

Important Additional Information

Cincinnati Bell, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cincinnati Bell shareholders in connection with the matters to be considered at Cincinnati Bell’s 2018 annual meeting.  Cincinnati Bell has filed a proxy statement and WHITE proxy card with the SEC in connection with such solicitation of proxies from Cincinnati Bell shareholders.  More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in such proxy statement and other materials to be filed with the SEC in connection with Cincinnati Bell’s 2018 annual meeting.  CINCINNATI BELL SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.     Additional information can also be found in Cincinnati Bell’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 26, 2018, and in Cincinnati Bell’s Quarterly Reports on Form 10-Q.  Cincinnati Bell’s shareholders will be able to obtain, free of charge, any proxy statement, any amendments or supplements to the proxy statement and any other documents filed by Cincinnati Bell with the SEC at the SEC’s website at http://www.sec.gov.  In addition, copies will be available free of charge at Cincinnati Bell’s website at investor.cincinnatibell.com or by contacting Cincinnati Bell’s Investor Relations by mail at Cincinnati Bell Inc., 221 East Fourth Street, Cincinnati, Ohio 45202.